UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2006

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2006, under the terms of a Settlement Agreement between the Company and Starboard Value and Opportunity Master Fund Ltd. and its affiliates, which is attached as Exhibit 10.1, the Company’s Board of Directors by unanimous consent elected Jeffrey C. Ward as a Class I director of the Corporation for a term expiring at the 2006 annual meeting of stockholders. The Company issued a press release announcing Ward’s election, which is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2006, under the terms of a Settlement Agreement between the Company and Starboard Value and Opportunity Master Fund Ltd. and its affiliates, which is attached as Exhibit 10.1, the Company’s Board of Directors by unanimous consent elected Jeffrey C. Ward as a Class I director of the Corporation for a term expiring at the 2006 annual meeting of stockholders. The Company issued a press release announcing Ward’s election, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Settlement agreement dated March 2, 2006 among Starboard Value & Opportunity Master Fund Ltd. and its affiliates, Jeffrey C. Ward and SCS Transportation, Inc.

99.1 Press release of SCS Transportation, Inc. dated March 2, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

March 2, 2006	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.10.1	Settlement agreement dated March 2, 2006 among Starboard Value & Opportunity Master Fund Ltd. and its affiliates, Jeffrey C. Ward and SCS Transportation, Inc.
2.99.1	Press release of SCS Transportation, Inc. dated March 2, 2006